Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Vulcan Materials Company Deferred Stock Plan for Nonemployee Directors on Form S-8 of our report dated February 2, 1996, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1995.



/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama
July 8, 1996